                              $7,500,000 TERM LOAN

                                      from

                          BROWN BROTHERS HARRIMAN & CO.

                                       to

                            CENTRAL CPVC CORPORATION

                                   -----------

                                  May 30, 1997

                                TABLE OF CONTENTS



1.       DEFINITIONS AND ACCOUNTING TERMS.......................................................................  1
         1.01.             Defined Terms and Accounting Terms...................................................  1

2.       AMOUNT AND TERMS OF THE LOANS..........................................................................  6
         2.01.             Loan.................................................................................  6
         2.02.             Conversion of Loan...................................................................  6
         2.03.             Term Loan Conversion to IRB..........................................................  7
         2.04.             Note.................................................................................  7
         2.05.             Maturity Date........................................................................  7
         2.06.             Default Interest.....................................................................  7
         2.07.             Optional Prepayments.................................................................  8
         2.08.             Mandatory Prepayments................................................................  8
         2.09.             Method of Payment....................................................................  8
         2.10.             Illegality...........................................................................  9
         2.11.             Disaster.............................................................................  9
         2.12.             Increased Cost....................................................................... 10
         2.13.             Bank's Determinations Conclusive; Notice of
                             Amounts Due........................................................................ 11

3.       CONDITIONS TO LENDING.................................................................................. 11
         3.01.             Conditions Precedent................................................................. 11

4.       REPRESENTATIONS AND WARRANTIES......................................................................... 12
         4.01.             Good Standing........................................................................ 12
         4.02.             Capital Stock........................................................................ 13
         4.03.             Indebtedness......................................................................... 13
         4.04.             Authority............................................................................ 13
         4.05.             No Action, Notice, Claim, Litigation or
                             Proceeding......................................................................... 13
         4.06.             Compliance with Laws, Regulations.................................................... 14
         4.07.             Title................................................................................ 14
         4.08.             Taxes................................................................................ 14
         4.09.             Financial Statements................................................................. 14
         4.10.             Indebtedness......................................................................... 14
         4.11.             Solvency, Capital.................................................................... 15
         4.12.             Information.......................................................................... 15
         4.13.             Margin Stock......................................................................... 15
         4.14.             Untrue Statement..................................................................... 15






5.   COVENANTS.................................................................................................. 15
         5.01.             Financial Statements, Reports........................................................ 15
         5.02.             Indebtedness, Taxes, Insurance, etc.................................................. 16
         5.03.             Ownership............................................................................ 17
         5.04.             Management........................................................................... 18
         5.05.             Securities and Exchange Commission................................................... 18
         5.06.             Maintenance of Account............................................................... 18
         5.07.             Litigation, Violation of Laws, etc................................................... 18
         5.08.             ERISA................................................................................ 18
         5.09.             Liens................................................................................ 18
         5.10.             Indebtedness......................................................................... 20
         5.11.             Guarantees........................................................................... 21
         5.12.             Loan, Advance, Investment, Sale of Assets,
                             Merger............................................................................. 21
         5.13              Financial Covenants.................................................................. 21
         5.14.             Subsequent Credit Terms.............................................................. 21

6.       EVENTS OF DEFAULT AND REMEDIES......................................................................... 22
         6.01.             Events of Default and Remedies....................................................... 22
         6.02.             Set-Off.............................................................................. 23

7.       NOTICES................................................................................................ 24
         7.01.             Notices.............................................................................. 24

8.       MISCELLANEOUS.......................................................................................... 25
         8.01.             Governing Law; Consent to Jurisdiction;
                             WAIVER OF RIGHT TO TRIAL BY JURY................................................... 25
         8.02.             Entire Agreement..................................................................... 25
         8.03.             Fees, Costs and Expenses............................................................. 25
         8.04.             Severability......................................................................... 26
         8.05.             Survival............................................................................. 26
         8.06.             Binding Effect....................................................................... 26
         8.07.             Modification or Waiver............................................................... 26
         8.08.             Cumulative Effect.................................................................... 26
         8.09.             Counterparts......................................................................... 26

                             EXHIBITS AND SCHEDULES

Exhibits
--------

Exhibit A                  Form of Term Loan Note




Schedules
---------

Schedule 4.09              Loss Contingencies

Schedule 5.09              Liens

Schedule 5.10              Indebtedness

Schedule 5.11              Guarantees

                  TERM LOAN AGREEMENT (this "Agreement"), dated May 30, 1997, among BROWN BROTHERS HARRIMAN & CO., as lender ("Bank"); CENTRAL CPVC CORPORATION, as borrower ("Borrower"); and CENTRAL SPRINKLER CORPORATION (the "Company"), CENTRAL SPRINKLER COMPANY and CENTRAL CASTINGS CORPORATION ("Castings"), as guarantors.

         1.       DEFINITIONS AND ACCOUNTING TERMS.

         1.01. Defined Terms and Accounting Terms. (a) As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  "Account" has the meaning assigned to it in Section 5.06.

                  "Additional Costs" has the meaning assigned to it in Section 2.12.

                  "Additional Secured Indebtedness" has the meaning assigned to it in Section 5.10(f).

                  "Agreement" has the meaning assigned to it in the first paragraph hereof.

                  "Bank" has the meaning assigned to it in the first paragraph of this Agreement.

                  "Base Rate" means the rate of interest determined from time to time by Lender as its "base rate."

                  "Base Rate Loan" means the Loan when and to the extent the interest rate therefor is determined by reference to the Base Rate.

                  "Borrower" has the meaning assigned to it in the first paragraph of this Agreement.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia, Pennsylvania, are authorized or required to close under the laws of the Commonwealth of Pennsylvania, if the applicable day relates to a LIBOR Loan or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London, England.

                  "Castings" has the meaning assigned to it in the first paragraph of this Agreement.

                  "Company" has the meaning assigned to it in the first paragraph hereof.

                  "Compliance Certificate" has the meaning assigned to it in section 5.01(a).

                  "Consolidated Funded Indebtedness" means all obligations of the Company and its consolidated Subsidiaries for borrowed money, including, without limitation (and without duplication): (a) all obligations, contingent or otherwise, of the Company and its consolidated Subsidiaries in connection with all letter of credit facilities (whether or not drawn), acceptance facilities, or other similar facilities issued for the account of the Company and its consolidated Subsidiaries; (b) all obligations of the Company and its consolidated Subsidiaries evidenced by bonds, debentures, or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company and its consolidated Subsidiaries; (d) all capital lease obligations of the Company and its consolidated Subsidiaries; (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business); and
(f) all debt referred to in clause (a) through (e) above secured by (or for which the holder of such debt has existing rights, contingent or otherwise, to be secured by) any lien, security interest, or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person; provided, however that trade indebtedness, tax and other accruals, tax deferrals, and deferred compensation occurring in the ordinary course of the Borrower's business shall be specifically excluded from the foregoing definition.

                  "Current Assets" means all assets that would be classified as current assets in accordance with GAAP.

                  "Current Liabilities" means all liabilities that would be classified as current liabilities in accordance with GAAP.

                  "Default Rate" has the meaning assigned to it in Section 2.06.

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "Environmental Laws" means any presently existing or hereafter enacted or decided federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, together with all rules and regulations in connection therewith.

                  "Event of Default" means any of the events specified in
Section 6.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

                  "Guarantors" means, individually, and "Guarantors" means, collectively, jointly and severally, the Company, Central Sprinkler Company and Castings.

                  "Guaranty" means the guaranty agreement of even date herewith, executed and delivered by the Guarantors in favor of the Bank, as amended, supplemented or modified.

                  "Interest Expense" means, for any period, the aggregate amount of interest accrued (whether or not paid) by the Company and its consolidated Subsidiaries during such period in respect of indebtedness.

                  "Interest Period" means (1) for Base Rate Loans, any period of time during which the Base Rate applies to the Loan and (2) for LIBOR Loans, each period of one month, two months, three months, six months or one year, as designated by the Borrower by notice to the Bank prior to the first day of the Interest Period, during which the interest rate on the Note will be determined and calculated by reference to LIBOR. Notwithstanding anything herein to the contrary, the Borrower may designate a single Interest Period which shall apply to the entire principal amount of the Note or, alternatively, may designate two (but not more than two) separate Interest Periods which may apply to separate portions of the principal amount of the Note; provided that the principal amount of the Loan bearing interest at the LIBOR Rate for each designated Interest Period shall be at least $1,000,000.

                  "Investments" means (1) direct obligations of the United States or any agency thereof and direct obligations of any state of the United States or the District of Columbia or any political subdivision, agency or instrumentality of any such state that, in each case, (a) have a remaining term (to maturity or to the redemption date established by the issuer of such obligations pursuant to the terms of such obligations) of three years or less from the date of acquisition or (b) permit the holder, in its sole discretion, to tender such obligations to the issuer for purchase within three years from the date of acquisition and require the issuer to purchase such obligations upon tender at a purchase price equal to at least 100% of the principal amount thereof plus accrued interest to the date of purchase; (2) commercial paper of a United States domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "A1-P1," by Moody's Investors Service, Inc.; (3) certificates of deposit or foreign time deposits with maturities of three years or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000); and (4) money market preferred stock of a United States domestic issuer rated at least "BBB" by Standard & Poor's Corporation or "Baa1" by Moody's Investors Service, Inc.

                  "LIBOR" means the London Inter-Bank Offered Rate for the applicable Interest Period, determined by the Bank as of the opening of business on the first day of each Interest Period, by reference to market reporting services available to banks and financial institutions.

                  "LIBOR Adjustment" means three-quarters of one percent
(0.75%).

                  "LIBOR Rate" means LIBOR plus the LIBOR Adjustment.

                  "LIBOR Loan" means the Loan when and to the extent the interest rate therefor is determined by reference to the LIBOR Rate.

                  "Liens" has the meaning assigned to it in Section 5.09.

                  "Loan" has the meaning assigned to it in Section 2.01 and includes Base Rate and LIBOR Loans.

                  "Loan Documents" means this Agreement, the Note, the Security Agreement, the Mortgage, the Guaranty and all other documents, instruments and agreements executed or delivered in connection herewith or therewith.

                  "Material Adverse Effect" means (i) an adverse effect on the business, properties, assets, results of operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, in an amount (which shall be determined in accordance with GAAP, consistently applied) equal to or greater than 2% of the Net Worth of the Company and its consolidated Subsidiaries, (ii) the material impairment of the power or authority of the Borrower to perform its obligations under this Agreement, or (iii) the material impairment of the right of the Bank to enforce any of such obligations.

                  "Maturity Date" has the meaning assigned to it in Section 2.05 of this Agreement.

                  "Mortgage" means a certain mortgage and security agreement of even date herewith, as amended, supplemented or modified, from the Borrower, as mortgagor, to the Bank, as mortgagee, covering certain property described therein.

                  "Net Income" means, for any period, the net income (or net loss) of the Company and its consolidated Subsidiaries for such period excluding extraordinary items, determined in accordance with GAAP.

                  "Net Worth" means (a) the aggregate amount of all assets as may be properly classified as such, less (b) the aggregate amount of all liabilities, all determined in accordance with GAAP, consistently applied.

                  "Note" has the meaning assigned to it in Section 2.04 of this Agreement.

                  "Obligors" means the Borrower and the Guarantors.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

                  "Regulatory Change" has the meaning assigned to it in Section 2.12.

                  "Security Agreement" means a certain security agreement of even date herewith, as it may hereafter be amended, supplemented or modified, pursuant to which Borrower grants to Bank a security interest in all equipment, machinery, furniture and fixtures financed with the Loan.

                  "Subsidiary" means, as to any Person, any corporation the shares of stock of which having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled by such Person, directly or indirectly through one or more intermediaries or both.

                  "Tangible Net Worth" means (a) the aggregate amount of all assets as may be properly classified as such, other than (i) all assets which are properly classified as intangible assets including, without limiting the generality of the foregoing, franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles and (ii) the amount of all loans to shareholders, officers and employees in excess of $300,000 in the aggregate, less (b) the aggregate amount of all liabilities, all determined in accordance with GAAP, consistently applied.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.01, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         2.       AMOUNT AND TERMS OF THE LOANS

         2.01. Loan. The Bank agrees, on the terms and conditions set forth in this Agreement, to make a term loan (the "Loan") to the Borrower on the date hereof in the original principal amount of $7,500,000.

         2.02. Interest on the Loan. (a) The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loan made under this Agreement at a rate per annum equal to the Base Rate or the LIBOR Rate for such Interest Period, as Borrower may choose. In the absence of Borrower's designation, the Loan shall be made and maintained as a Base Rate Loan. Such interest, calculated on the basis of a 360-day year for the actual number of days elapsed, shall accrue daily in each Interest Period and shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing July 1, 1997, and on the Maturity Date hereof (each an "Interest Payment Date"), to the Bank. Interest shall be paid in such manner as the Borrower and the Bank shall agree. The Borrower may elect from time to time to convert the Loan from a LIBOR Loan to a Base Rate Loan and vice versa by giving the Bank notice of the proposed conversion before the beginning of the proposed Interest Period.

         2.03. Term Loan Conversion to IRB. Borrower intends to, and shall use best efforts to, convert the Loan to a tax exempt Industrial Revenue Bond ("IRB") pursuant to the terms of a Financing Agreement to be entered into by and between Borrower, the Bank and Industrial Development Board of the City of Huntsville. Borrower shall execute all documents required in connection with the issuance of the IRB, which documents shall be in form reasonably satisfactory to the Bank. The Loan will become immediately due and payable upon conversion of the Note to the IRB, however the proceeds from the issuance of the IRB may be used to pay the Loan.

         2.04. Note. The Loan made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with a term loan note delivered by the Borrower to the Bank, dated as of the date of this Agreement (the "Note"), substantially in the form of Exhibit A attached hereto, as amended, supplemented or modified.

         2.05. Maturity Date. The Loan shall mature and be repayable in full on that date (the "Maturity Date") which is the earlier of (a) conversion of the Loan to an IRB; (b) May 31, 2000 or (c) that date which is eighteen (18) months from the date on which Bank makes written demand for repayment in full under
Section 2.08.

         2.06. Default Interest. At any time after the occurrence of an Event of Default hereunder, the Bank may at its option begin to charge and accrue interest on the unpaid principal balance of the Note, on any amounts outstanding hereunder or thereunder and, to the extent permitted by law, on any overdue interest thereon until paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to (a) during the then current Interest Period, the interest rate per annum then in effect for the Loan plus 2.00% and (b) from and after the end of the then current Interest Period for the Loan, the Base Rate plus 1.50%.

         2.07. Optional Prepayments. (a) The Borrower may, at its option, prepay the Note in whole or in part, as follows:

                  (1) for a Base Rate Loan, on any Business Day, with unpaid accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount of not less than $100,000 or integral multiples of $5,000 in excess thereof.

                  (2) for a LIBOR Loan, on the last day of the applicable Interest Period, in whole or in part (but if in part, in the principal amount of $100,000 or integral multiples of $5,000 in excess thereof) at a prepayment price equal to the principal amount so prepaid, together with unpaid accrued interest to the date of prepayment.

                  If Borrower voluntarily elects to repay all or any portion of principal of the Loan before the expiration of any LIBOR Interest Period, the Borrower shall simultaneously pay to the Bank such amount as shall be sufficient to compensate the Lender for any loss, cost or expense that the Bank reasonably determines to be directly attributable to the prepayment, including costs, losses and expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make or maintain its investment in the Loan at a LIBOR based fixed interest rate. The Bank shall provide the Borrower with evidence of the calculation of any such loss, cost or expense.

                  The Borrower shall provide the Bank with notice of any optional prepayment pursuant to this paragraph and the principal amount of the Note to be redeemed, sent at least one (1) day before such prepayment date. On each such prepayment date, payment of the prepaid principal having been made to Bank as provided herein, the Note or the portion thereof prepaid shall become due and payable on the prepayment date and interest shall cease to accrue thereon from and after the prepayment date.

         2.08. Mandatory Prepayments. Not later than eighteen (18) months following written demand by Bank, Borrower shall prepay such portion (even if all) of the outstanding principal of the Loan, together with unpaid accrued interest, as the Bank may specify in its sole discretion.

         2.09. Method of Payment. Each payment under this Agreement and under the Note shall be due not later than 2:00 p.m. Philadelphia time on the date when due and shall be made in lawful money of the United States to the Bank in immediately available funds. The Borrower hereby authorizes the Bank, and the Bank shall, debit the Account for the amount of each payment under this Agreement and under the Note not later than 2:00 p.m. Philadelphia time on the date such payment becomes due under this Agreement or the Note. The foregoing rights of the Bank to debit the Account shall be in addition to, and not in limitation of, any rights of set-off that the Bank may have under the Loan Documents and any other rights and remedies of the Bank under the Loan Documents or law and do not in any manner limit the provisions of Section 6.01. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

         2.10. Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to make or maintain any LIBOR Loan, then upon notice to the Borrower by the Bank the LIBOR Loan shall be converted to a Base Rate Loan either (1) immediately upon demand of the Bank if such change or compliance with such request, in the reasonable judgment of the Bank, requires immediate conversion; or (2) upon the earlier of (i) the expiration of the Interest Period for such LIBOR Loan and (ii) the effective date of any such change or request.

         2.11. Disaster. Notwithstanding anything to the contrary herein, if the Bank determines (which determination shall be conclusive) that:

                  (1) quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on a LIBOR Loan as provided in this Agreement; or

                  (2) the relevant rates of interest referred to in the definition of LIBOR Rate upon the basis of which the rate of interest, for such type of Loan is to be determined do not accurately cover the cost to the Bank of making or maintaining such type of Loan, then the Bank shall give notice thereof to the Borrower whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of the Bank to maintain a LIBOR Loan shall be suspended immediately or, if the Loan is then outstanding as a LIBOR Loan, from the last day of the Interest Period for such LIBOR Loan; and (b) if the Loan is then outstanding as a LIBOR Loan, the Borrower shall convert such LIBOR Loan to a Base Rate Loan on the last day of the Interest Period for such LIBOR Loan.

         2.12. Increased Cost. The Borrower shall pay to the Bank from time to time such amounts as the Bank may determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining the Loan as a LIBOR Loan hereunder or its obligation to make or maintain the Loan as a LIBOR Loan hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the Note in respect of any such Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation
D) or the adoption or making after such date of any interpretations, directives or requirements applying to a class of banks including the Bank of or under any United States federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any of such Loan (other than taxes imposed on the overall net income of the Bank or its partners for any of such Loans by the jurisdiction where the Bank is located); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank; or (c) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities).

         2.13. Bank's Determinations Conclusive; Notice of Amounts Due.

                  (1) Determination by the Bank of Additional Costs pursuant to
Section 2.12 shall be conclusive absent manifest error.

                  (2) The Bank will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to Section 2.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing and shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to Section 2.12 and the Bank's calculation of such amount or amounts. The Borrower shall pay the Bank the amount shown as due on any such notice within 10 days after its receipt of the same.

                  (3) Failure on the part of the Bank to demand compensation for Additional Costs with respect to any period pursuant to Section 2.12 shall not constitute a waiver of the Bank's right to demand compensation with respect to such period or any other period.

         3.       CONDITIONS TO LENDING.

                  3.01. Conditions Precedent. The obligation of the Bank to make the Loan is subject to the conditions precedent that the Bank shall have received on or before the date hereof, all of the following, in form and substance satisfactory to the Bank:

                  (a) A copy, certified in writing by the Secretary or an Assistant Secretary of Borrower, of (1) resolutions of the Board of Directors of Borrower evidencing approval of this Agreement, the Note, the Loan Documents and the other matters contemplated hereby and (2) each document evidencing any other necessary corporate action with respect to this Agreement, the Note, the Loan Documents and other matters contemplated hereby;

                  (b) A written certificate by the Secretary or an Assistant Secretary of Borrower as to the names and signatures of the officers of Borrower authorized to sign this Agreement, the Note and the other documents or certificates of Borrower to be executed and delivered pursuant hereto. The Bank may conclusively rely on, and be protected in acting upon, such certificate until it shall receive a further certificate by the Secretary or an Assistant Secretary of Borrower amending the prior certificate;

                  (c) A copy, certified in writing by the Secretary or an Assistant Secretary of each Guarantor, of (1) resolutions of the Board of Directors of such Guarantor evidencing approval of this Agreement, the Guaranty, the other Loan Documents to which such Guarantor is a party and the other matters contemplated hereby and (2) each document evidencing any other necessary corporate action with respect to this Agreement, the Guaranty, the other Loan Documents to which such Guarantor is a party and other matters contemplated hereby;

                  (d) A written certificate by the Secretary or an Assistant Secretary of each Guarantor as to the names and signatures of the officers of such Guarantor authorized to sign this Agreement, the Guaranty and the other documents or certificates of Guarantors to be executed and delivered pursuant hereto. The Bank may conclusively rely on, and be protected in acting upon, such certificate until it shall receive a further certificate by the Secretary or an Assistant Secretary of each Guarantor amending the prior certificate;

                  (e) Original executed counterparts of this Agreement, the Security Agreement, the Mortgage, the Guaranty, the Note and other appropriate documents;

                  (f) A certificate (dated the date of this Agreement) of an Executive Vice President of Borrower certifying that the representations and warranties in this Agreement are true and correct as of the date of this Agreement and that no condition exists or event has occurred as of the date of this Agreement that would constitute an Event of Default (whether upon the giving of notice, passage of time or both);

                  (g) A certificate (dated the date of this Agreement) of an Executive Vice President of each Guarantor certifying that the representations and warranties in this Agreement are true and correct as of the date of this Agreement and that no condition exists or event has occurred as of the date of this Agreement that would constitute an Event of Default (whether upon the giving of notice, passage of time or both);

                  (h) A favorable opinion of Morgan, Lewis & Bockius LLP, counsel for Borrower and the Guarantors, in substantially the form approved by Bank and as to such matters as Bank may reasonably request;

                  (i) The counsel fees of Bank in accordance with Section 8.03 of this Agreement;

                  (j) A certified copy of the minutes of the public hearing and special meeting of the Board of Directors of the Industrial Development Board of the City of Huntsville, held May 21, 1997, pursuant to which the Board of Directors was authorized to execute and deliver to the Bank the Mortgage and such other documents necessary for the Loan; and

                  (k) Such other approvals, opinions or documents as Bank may reasonably request.


         4.       REPRESENTATIONS AND WARRANTIES

         The Obligors hereby make the following representations and warranties to Bank:

         4.01. Good Standing. The Obligors and each of their Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; are duly qualified or authorized to do business in each other jurisdiction in which they are required to be so qualified or authorized because of the nature of their respective business or properties, except where failure to be qualified or authorized to do business could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on their financial condition or business; and have the power to carry on their respective business and own their respective properties as now conducted and owned.

         4.02. Capital Stock. All of the issued and outstanding capital stock of the Borrower is owned by Central Sprinkler Company. All of the issued and outstanding capital stock of Central Sprinkler Company is owned by the Company. The Borrower has no Subsidiaries. The Company's Common Stock, $.01 par value per share, is registered pursuant to Section 12(g) of the Exchange Act and is authorized for quotation in the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System.

         4.03. Indebtedness. Neither the Obligors nor any of their Subsidiaries are in default with respect to any of their existing indebtedness, and the making and performance of their respective obligations under the Loan Documents will not:

                  (a) (1) violate the provisions of their charter documents, or
(2) violate any applicable laws, ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof the sanctions and penalties resulting from which violations could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (3) be in conflict with, result in a breach of or result (immediately, with the passage of time, or with the giving of notice and the passage of time) in a default under any indenture, contract, agreement, or instrument to which they are a party or by which it or any of their property is bound, which conflicts, breaches or defaults could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of their assets other than as contemplated by the Loan Documents; or

                  (c) require the consent or approval of or registration with any governmental body, agency, authority, bureau, commission or court.

         4.04. Authority. The Obligors have the power and authority to enter into and perform the Loan Documents executed or to be executed by them, to incur the obligations herein and therein provided for and have taken all proper and necessary action to authorize the execution, delivery and performance of each of said Loan Documents.

         4.05. No Action, Notice, Claim, Litigation or Proceeding. There is no action, notice, claim, litigation or proceeding before any court, governmental instrumentality or administrative agency pending or, to the knowledge of the officers of the Obligors, threatened against the Obligors or any of their Subsidiaries, the outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.06. Compliance with Laws, Regulations. The Obligors and each of their Subsidiaries, to the best of the Obligors' knowledge, have complied with all laws, regulations or other requirements pertaining to the respective businesses they conduct, including all Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except as described in the footnotes of the Company's consolidated financial statements for the fiscal year ending October 31, 1996, copies of which have been delivered to the Bank.

         4.07. Title. The Obligors and each of their Subsidiaries have good and marketable title to all of their respective properties and assets reflected in the respective consolidating balance sheets of the Company and its consolidated Subsidiaries for the fiscal year ended

October 31, 1996, heretofore furnished to the Bank, and to all properties and assets acquired since the date of said financial statements.

         4.08. Taxes. The Obligors and each of their Subsidiaries have filed or have caused to be filed all tax returns and reports required by law to be filed, and all taxes, assessments and other governmental charges (other than those presently payable without penalty or interest and those for which the sanctions, penalties and interest resulting from a failure to timely make payment could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) upon them or any of their assets or income which are due and payable, have been paid. Any charges, accruals and reserves on their books with respect to federal income taxes for all fiscal periods to date are considered adequate. There is no unpaid assessment against either of them for additional federal income tax for any fiscal period (or any basis for a material unpaid assessment) known to any of them.

         4.09. Financial Statements. The consolidated balance sheets of the Company and its consolidated Subsidiaries as of October 31, 1996, and October 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended October 31, 1996, were prepared in accordance with GAAP, consistently applied, and fairly and accurately present the financial condition of the Company and its consolidated Subsidiaries as of October 31, 1996 and October 31, 1995, and the results of their operations for the each of the fiscal years in the three-year period ended October 31, 1996. Since October 31, 1996, there has been no material adverse change in the financial condition or operations of the Company and its Subsidiaries taken as a whole, except as otherwise disclosed to the Bank in writing prior to the date hereof. Except as disclosed on Schedule 4.09, the Company and its consolidated Subsidiaries do not possess any "loss contingency" (as that term is defined in Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 5 - "FASB 5") which is not accrued, reflected, or reserved against in their balance sheet or disclosed in the footnotes to such balance sheet.

         4.10. Indebtedness. Neither the Obligors nor any of their Subsidiaries are liable to any Person for indebtedness for money borrowed other than as disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of October 31, 1996, the notes thereto or as otherwise disclosed to the Bank in writing prior to the date hereof.

         4.11. Solvency, Capital. After giving effect to the transactions contemplated by this Agreement, (a) the present fair salable value of the assets of the Obligors are in excess of the amount that will be required by them to pay their probable liability on their existing debts as such debts become absolute and matured, (b) the property remaining in the hands of the Obligors is not an unreasonably small amount of capital, and (c) the Obligors are able to pay, and do not intend to take or fail to take any action such that they will be unable to pay, their debts as they mature.

         4.12. Information. All information heretofore furnished by the Obligors to the Bank orally or in writing for purposes of or in connection with the Loan Documents or the borrowing contemplated thereby is true and accurate in every material respect or based upon reasonable estimates on the date as of which such information is stated or certified.

         4.13. Margin Stock. The Borrower does not intend to use any of the proceeds of the Loan to purchase or carry "margin stock" as that term is defined in Regulation U published by the Board of Governors of the Federal Reserve System (12 CFR ss. 221).

         4.14. Untrue Statement. No representation or warranty contained herein or in any certificate or other document furnished by any Obligor pursuant to this Agreement or the Guaranty contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

         5.   COVENANTS.

         The Obligors, for themselves and in certain cases for their Subsidiaries, hereby make the following covenants for the benefit of the Bank:

         5.01. Financial Statements, Reports. The Obligors will furnish to the
Bank:

                  (a) Within 90 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and its consolidated Subsidiaries, internally prepared consolidated financial statements of the Company and its consolidated Subsidiaries, including consolidated balance sheets and related consolidated statements of income, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries, certified by the Chief Financial Officer of the Company as having been prepared in accordance with GAAP, consistently applied, together with a certificate of the Chief Financial Officer of the Company, dated as of the date of submission of such financial statements to the Bank, (i) to the effect that such officer has re-examined the terms and provisions of the Loan Documents and that at the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, the Borrower or such Guarantor, as the case may be, is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of the Loan Documents and that no default or Event of Default is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Borrower or such Guarantor, as the case may be, has taken or proposes to take with respect thereto and (ii) stating whether the Borrower or such Guarantor, as the case may be, is in compliance with Sections 5.01 through 5.14, as applicable, and setting forth, in sufficient detail, the information and computations required to establish such compliance during the period covered by the financial statements then being furnished and as of the end of such period (a "Compliance Certificate"); and (iii) a management-prepared consolidating worksheet for the Company and its consolidated Subsidiaries;

                  (b) Within 120 days after the close of each fiscal year of the Company and its consolidated Subsidiaries, consolidated financial statements of the Company and its consolidated Subsidiaries, including consolidated balance sheets and related consolidated statements of income, shareholders' equity and cash flows, all in reasonable detail, together with all supporting schedules and notes, and prepared in accordance with GAAP consistently applied, and accompanied by an opinion thereon by independent certified public accountants acceptable to the Bank and a Compliance Certificate of the Chief Financial Officer of the Company; and

                  (c) With reasonable promptness, such other information relating to the business or financial condition of the Borrower and each Guarantor as the Bank may reasonably request from time to time.

         5.02. Indebtedness, Taxes, Insurance, etc. The Obligors will, and will cause each of their Subsidiaries to:

                  (a) pay all of their indebtedness and obligations promptly and in accordance with the terms thereof, except where the failure to pay any indebtedness or obligation (other than to the Bank) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon their income and profits, upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that they need not pay and discharge any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and they shall have set aside on their books adequate reserves with respect to any such indebtedness, obligation, tax, assessment, charge, levy or claim;

                  (c) do all things reasonably necessary to preserve and keep in full force and effect their corporate existence, material rights and franchises, comply with all applicable laws and maintain and enforce all of their licenses, patents and trademarks;

                  (d) conduct and operate their business substantially as conducted and operated during the present and preceding calendar years;

                  (e) reasonably preserve all of their business and property, keep the same in good repair, working order and condition, and make from time to time all proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

                  (f) at all times keep their insurable properties adequately insured (in amounts and for such risks as may be required by law or as may be customary for businesses of a similar nature under similar circumstances), and maintain necessary workmen's compensation insurance, and maintain such other insurance as may be required by law or as may be customary for businesses of a similar nature under similar circumstances;

                  (g) keep books and records reflecting all of their business affairs and transactions in accordance with GAAP consistently applied and permit the Bank, or their agents, employees or representatives, on twenty-four (24) hours prior notice, to inspect their books and records at any reasonable time during regular business hours; provided that the Bank shall keep all information obtained from such inspections confidential and, except as required by law, will not disclose it to any Person unless the prior written consent of the Borrower or the Guarantor, as applicable, is obtained or unless such information is otherwise publicly available; and

                  (h) comply with all laws, rules, regulations and orders applicable to it or their properties, including Environmental Laws, except to the extent that the failure to comply with any laws, rules, regulations and orders or the sanctions and penalties resulting from such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.03. Ownership. The Company will continue to own directly or indirectly all of the issued and outstanding capital stock of the Central Sprinkler Company and Central Sprinkler Company will continue to own directly or indirectly all of the issued and outstanding capital stock of the Borrower, provided that (a) Central Sprinkler Company may transfer all of the outstanding shares of the capital stock of the Borrower to the Company and (b) so long as no Event of Default has occurred and is continuing, Castings may merge or consolidate with Central Sprinkler Company or the Company.

         5.04. Management. The Company will continue to be actively managed by George G. Meyer as Chief Executive Officer; but in the event that George G. Meyer shall cease to function in such capacity, he shall be replaced within 90 days by an individual selected by the Company and reasonably satisfactory to the Bank.

         5.05. Securities and Exchange Commission. The Company shall simultaneously file with the Securities and Exchange Commission and the Bank all reports required to be filed by the Company pursuant to the Exchange Act and the rules and regulations promulgated thereunder as and when due.

         5.06. Maintenance of Account. The Borrower shall maintain a deposit account (the "Account") at the Bank continuously until all obligations of the Borrower under this Agreement and the Note have been satisfied in full.

         5.07. Litigation, Violation of Laws, etc. The Obligors shall, and shall cause each of their Subsidiaries to, promptly notify the Bank of (a) any litigation or administrative proceeding to which it is a party or of which it or its property is subject, if it involves a claim for an amount or could reasonably be expected to result in a loss equal to or greater than $5,000,000 and (b) any business development (including labor disputes and changes in condition, financial or otherwise), any violation of any law, rule, regulation or order applicable to it or its property, and any defaults under any indenture, contract, agreement or instrument (including, without limitation, this Agreement) to which it is a party or by which its property is bound, which developments, violations and defaults could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.08. ERISA. (a) The Obligors shall, and shall cause each of their Subsidiaries to, provide the Bank with all pertinent information relating to a "reportable event" (as defined in section 4043 of ERISA) within 30 days after the occurrence of such event.

                  (b) The Obligors will not, and will not cause any of their Subsidiaries to, incur or suffer to exist any "accumulated funding deficiency" (as defined in section 302 of ERISA) or any "reportable event" (as defined in section 4043 of ERISA) under or in respect of any employee defined benefit plan (as defined in ERISA) established or maintained by any Obligor.

         5.09. Liens. The Obligors will not, and will not cause any of their Subsidiaries to create, incur, assume or suffer to exist any lien, security interest, mortgage, pledge or other encumbrance (hereinafter referred to as "Liens") with respect to any of their properties, now owned or hereafter acquired, without the prior written consent of the Bank, except

                  (a) Liens in favor of the Bank;

                  (b) Liens (i) in existence on the date of, and disclosed (A) in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996; (B) in the Company's Quarterly Report on Form 10-Q for the period ended January 31, 1997; (C) on Schedule 5.09 attached hereto; or (D) otherwise to the Bank in writing on or prior to the date of this Agreement; provided however, that such Liens permitted hereunder shall not include the extension thereof to other property, but shall include those of such Liens that may be renewed or maintained in effect to secure indebtedness that is renewed, extended or refinanced in accordance with Section 5.10(a);

                  (c) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves are maintained and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

                  (d) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves have been established and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

                  (e) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

                  (f) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations; surety, indemnity, performance, or other similar bonds; or other similar obligations arising in the ordinary course of business;

                  (g) judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves have been established;

                  (h) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of their business or materially impair the value of the property subject thereto; or

                  (i) Liens created to secure Additional Secured Indebtedness permitted under Section 5.10(f), provided that the book value of the properties subject to such Liens shall not exceed $10,000,000 in the aggregate at any time and provided further that no such Liens may encumber the collateral held by the Bank under the Security Agreement and the Mortgage.

         5.10. Indebtedness. The Obligors will not, and will not cause any of their Subsidiaries to, incur, create or permit to exist any indebtedness without the prior written consent of the Bank, except that the Borrower may incur, create or permit to exist the following:

                  (a) existing indebtedness disclosed in the Company's Form 10-Q for the period ended January 31, 1997, or listed and described on Schedule 5.10 attached hereto and renewals, extensions and refinancings thereof, provided that the effective rate of amortization thereof is not increased by any such renewal, extension or refinancing and any such renewal extension or refinancing shall not be on terms less favorable to the Obligors and their Subsidiaries than those provided in the existing agreements for such indebtedness;

                  (b) indebtedness to the Bank;

                  (c) indebtedness subordinated to the indebtedness evidenced by the Loan Documents on terms and conditions satisfactory to the Bank;

                  (d) indebtedness arising from purchase money mortgages or capital leases for equipment financing;

                  (e) acquisition indebtedness provided by the seller in any transaction, provided that such indebtedness is unsecured and is treated as current debt for purposes of compliance with the covenants contained in this Agreement and neither the Obligors nor any of their Subsidiaries make any covenant (other than to repay such indebtedness) in incurring such indebtedness;

                  (f) additional secured indebtedness, provided that such indebtedness shall not exceed $10,000,000 in the aggregate at any time ("Additional Secured Indebtedness"); and

                  (g) indebtedness under unsecured lines of credit or unsecured revolving lines of credit, provided that such indebtedness shall not exceed $55,000,000 in the aggregate for Obligors and their Subsidiaries at any time; provided, however, that any indebtedness permitted under this Section 5.10(g) shall be on terms and conditions reasonably acceptable to Bank. The terms and conditions set forth in the proposed Commitment from CoreStates Bank, N.A. dated March 17, 1997, as amended May 23, 1997, are acceptable to the Bank and will continue to be acceptable so long as they are not changed in a way that is materially adverse to the Obligors and their Subsidiaries.

         5.11. Guarantees. The Obligors will not, and will not cause any of their Subsidiaries to, guarantee or otherwise become liable or responsible for indebtedness or other obligations of any other Person, contingent or otherwise, without the prior written consent of the Bank, except that the Borrower may incur, create or permit to exist the following:

                  (a) the existing guarantees disclosed in the Company's Form 10-Q for the period ended January 31, 1997 or listed and described on Schedule
5.11 attached hereto, as such guarantees may be extended or renewed in connection with the renewal, extension or refinancing of indebtedness in accordance with Section 5.10(a);

                  (b) by endorsement of negotiable instruments for deposit in the normal course of business;

                  (c) guarantees issued in favor of the Bank;

                  (d) guarantees executed and delivered in connection with unsecured lines of credit or unsecured revolving lines of credit permitted under
Section 5.10(g), provided that the amount of the indebtedness guaranteed shall not exceed $55,000,000 in the aggregate for Obligors and their Subsidiaries at any time; and

                  (e) additional unsecured guarantees for indebtedness, provided that the amount of indebtedness guaranteed shall not exceed $5,000,000 in the aggregate at any time.

         5.12. Loan, Advance, Investment, Sale of Assets, Merger. The Obligors shall not, and shall not cause any of their Subsidiaries to, without the prior written consent of the Bank, (a) make any loan, advance or investment, except as is customary and in the ordinary course of business; (b) sell, discount or otherwise dispose of notes and accounts receivable except for the purpose of collection in the ordinary course of business; (c) sell, lease, transfer or otherwise dispose of any of their properties or assets, other than in the ordinary course of business; or (d) consolidate or merge with or into any other entity, except as permitted by Section 5.03 hereof.

         5.13. Financial Covenants.

                  (a) Tangible Net Worth. The Company and its consolidated Subsidiaries will maintain at all times a consolidated Tangible Net Worth of at least $48,000,000, to be measured quarterly in connection with the delivery of the financial statements pursuant to Section 5.01.

                  (b) Current Ratio. The Company and its consolidated Subsidiaries will maintain at all times a ratio of Current Assets to Current Liabilities of (1) not less than 1.40 to 1.00 from the date of this Agreement through October 30, 1997 and (2) not less than 1.75 to 1.00 thereafter. The current ratio is to be measured quarterly in connection with the delivery of the financial statements pursuant to Section 5.01.

                  (c) Quick Ratio. The Company and its consolidated Subsidiaries will maintain at all times (1) a ratio of (A) cash, Investments and accounts receivable to (B) Current Liabilities of (i) not less than 0.69 from the date of this Agreement through October 30, 1997, and (ii) not less than 0.87 to 1.00 thereafter, and (2) cash and Investments in an amount not less than $5,000,000; each to be measured quarterly in connection with the delivery of the financial statements pursuant to Section 5.01.

                  (d) Ratio of Funded Indebtedness to Tangible Net Worth. The Company and its consolidated Subsidiaries will maintain at all times a ratio of
(1) Consolidated Funded Indebtedness, to (2) consolidated Tangible Net Worth of
(A) not greater than 1.37 to 1.00 from the date of this Agreement through October 30, 1997, and (B) not greater than 1.20 to 1.00 thereafter; to be measured quarterly in connection with the delivery of the financial statements pursuant to Section 5.01.

         5.14. Subsequent Credit Terms. The Borrower will notify Lender in writing not less than five (5) Business Days prior to entering into any new funded debt obligation or amendment or modification of any existing funded debt obligation, of any new financial covenant entered as a result of the new or existing funded debt obligation. At Lender's discretion, said covenants will be included in this Agreement.

         6.       EVENTS OF DEFAULT AND REMEDIES.

         6.01. Events of Default and Remedies. Each of the following shall be an event of default ("Events of Default"):

                  (a) the Borrower shall fail to pay the principal, or interest on, the Note or any other amount due thereunder or under this Agreement within five days after the date when such payment was due; or

                  (b) the Obligors shall fail to observe or perform any term, covenant or agreement contained in the Loan Documents (other than the Note) and such failure shall continue uncured for a period of 30 days after the earlier of
(1) the date of which the Bank has given written notice of such failure to the relevant Obligor, or (2) the date on which an executive officer of any Obligor otherwise became aware of such failure; or

                  (c) any representation or warranty made by any Obligor in this Agreement or the other Loan Documents, or otherwise in writing in connection with the Loan, shall prove to have been false, incorrect or misleading in any material respect on the date when made; or

                  (d) any of the Loan Documents shall cease for any reason to be in full force and effect or the enforceability thereof shall be challenged or disputed by any Obligor; or

                  (e) any Obligor or any of their Subsidiaries becomes insolvent or makes an assignment for the benefit of creditors, or any petition is filed by or against any Obligor or any of their Subsidiaries under any provision of any law or statute alleging that such Person is insolvent or unable to pay its debts as they mature; or

                  (f) the entry of any judgment against any Obligor or any of their Subsidiaries in an amount exceeding $750,000 or the issuing of any attachment or garnishment against any property of any Obligor or any of their Subsidiaries in respect of indebtedness of more than $750,000; or

                  (g) any Obligor or any Subsidiary of any Obligor shall fail to pay when due (after giving effect to any grace period applicable thereto), any principal of, premium (if any) on or interest on any other indebtedness of such Obligor or Subsidiary, or the occurrence of any default under any mortgage, agreement or other instrument under or pursuant to which such indebtedness is incurred, secured, or issued, and continuance of such default beyond the period of grace, if any, allowed with respect thereto; or

                  (h) any dissolution, merger, consolidation or reorganization of any Obligor or any of their Subsidiaries, except as expressly permitted by this Agreement and except that any Subsidiary of the Company may merge into or consolidate with or transfer assets to any other Subsidiary of the Company; or

                  (i) any information furnished in writing to the Bank by any Obligor in connection with the Loan or the Guaranty shall prove to have been false, incorrect or misleading in any material respect on the date when made;


then, and in any such event, the Note and all interest thereon and all other amounts payable under this Agreement shall become and be immediately due and payable upon declaration to such effect delivered by the Bank to the Borrower; provided that upon the happening of an Event of Default specified in section 6.01(e), the Note and all interest thereon and all other amounts payable thereunder shall be immediately due and payable without declaration or other notice to any Obligor. Thereupon, the Bank shall have the right to charge and accrue interest at the applicable Default Rate and shall have all of the rights and remedies available to it under the Loan Documents or otherwise at law or in equity. The Obligors expressly waive any presentment, demand, protest or further notice of any kind.

         6.02. Set-Off. Without limiting the provisions of Section 6.01, as security for the payment by the Borrower to the Bank of all amounts due under the Note and this Agreement, the Borrower hereby grants to the Bank a lien and security interest upon and in any property, credits, securities or monies (whether matured or unmatured) of the Borrower which may at any time be delivered to, or be in the possession of, or held by the Bank in any capacity whatsoever, including the balance of the Account and all other accounts maintained by the Borrower with the Bank from time to time. The Borrower authorizes the Bank, in case of an occurrence of an Event of Default, at the Bank's option, at any time and from time to time, to apply to the payment of any or all of the amounts due under the Note and this Agreement any and all monies, credits, claims or deposit balances now or hereafter in the possession or control of the Bank belonging to or owned by the Borrower. The rights of the Bank under this Section 6.02 are in addition to all other rights and remedies available to the Bank, including other rights of set-off that the Bank may have.

         7.       NOTICES.

         7.01. Notices. Any notices, statements, certificates, consents or other documents required or permitted by the Loan Documents shall be in writing and shall be given to such party at its address or telecopy number below or at such other address or telecopy number as shall be designated by such party in a notice to the other party complying with the terms of this Section 7.01. Unless this Agreement specifically provides otherwise, all notices and other communications will be effective (A) if given by mail, when received, (B) if given by telecopy, when such telecopy is transmitted to the appropriate telecopy number and the sender receives confirmation of transmission during normal business hours, or (C) if given by any other means, when delivered at the appropriate address.

                  If to any Obligor:

                           Albert T. Sabol
                           Executive Vice President
                           Finance & Administration
                           c/o Central Sprinkler Corporation
                           451 N. Cannon Avenue
                           Lansdale, PA  19446
                           Phone:  215-362-0926
                           FAX:  215-362-5385

                  with a copy to:

                           George D. Pelose, Esquire
                           Morgan, Lewis & Bockius LLP
                           2000 One Logan Square
                           Philadelphia, PA  19103-6993
                           Phone:  215-963-5735
                           FAX:  215-963-5299


                  If to Brown Brothers Harriman & Co:

                           Thomas J. Saunders
                           Brown Brothers Harriman & Co.
                           1531 Walnut Street
                           Philadelphia, PA 19102
                           Phone:  215-864-1818
                           FAX:  215-864-3989
                  with a copy to:

                           George V. Strong, III, Esquire
                           Drinker Biddle & Reath
                           Suite 300, 1000 Westlakes Drive
                           Berwyn, PA  19312-2409
                           Phone:  610-993-2218
                           FAX:  610-993-8585

         8.       MISCELLANEOUS.

         8.01. Governing Law; Consent to Jurisdiction; WAIVER OF RIGHT TO TRIAL BY JURY. This Agreement and the other Loan Documents shall be governed in all respects by the law of the Commonwealth of Pennsylvania. The parties consent to the jurisdiction of the courts of Pennsylvania and of the courts of the United States sitting in Pennsylvania in any litigation concerning this Agreement and the Loan Documents and waive any objection based on venue or inconvenient forum. Service of the summons and complaint and any other process may be served in any such suit, action or proceeding by sailing or delivering a copy of the process to the Borrower at its address specified in, or provided to the Bank pursuant to, this Agreement and in accordance with Section 7.01. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other or provided by law. The Borrower irrevocably waives the right to trial by jury in any such suit, action or proceeding and the right to judgment for, and to collect, damages in any such suit, action or proceeding other than for losses and expenses actually incurred or paid.

         8.02. Entire Agreement. This Agreement and the other Loan Documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the subject matter hereof and the transactions contemplated hereby.

         8.03. Fees, Costs and Expenses. The Borrower agrees to pay all reasonable attorneys fees associated with the preparation in executable form of the Loan Documents in form satisfactory to the Bank (excluding the preparation of the IRB and related documents, and fees and expenses relating to the Mortgage) in the amount of $5,000.00. The Borrower further agrees to pay (a) all reasonable out of pocket expenses including reasonable counsel fees and expenses, incurred by the Bank in connection with any negotiation and further documentation of the Loan Documents; (b) the preparation of the IRB and related documents; (c) all reasonable out of pocket expenses, including reasonable attorneys fees and expenses, incurred by the Bank in connection with the preparation and recording of the Mortgage; (d) all reasonable out of pocket expenses including reasonable counsel fees and expenses, incurred by the Bank in connection with the administration of the Loan and in connection with any amendments to or modifications from time to time of the Loan Documents; (e) all costs of collection (including reasonable counsel fees) if default is made in the payment of amounts due under the Note or under the Loan Documents; (f) all recording and other taxes and all filing fees, if any, on any documents executed and delivered or transactions effected pursuant to the Loan Documents; and (g) all Alabama taxes imposed on Bank or its partners if the Loan and the transactions contemplated hereby require the Bank to qualify to do business in the State of Alabama and thereby subject the Bank or its partners to taxation by the State of Alabama.

         8.04. Severability. In case any one or more of the provisions contained in any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and any prohibition or unenforceability of any provision of such Loan Document in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction.

         8.05. Survival. All covenants, agreements, representations and warranties made herein and in the other Loan Documents and in any certificates delivered pursuant hereto shall survive the making by the Bank of the Loan(s) and the execution and delivery to the Bank of the Loan Documents and shall continue in full force and effect for so long as any amount due under the Note or any amount due hereunder is outstanding and unpaid.

         8.06. Binding Effect. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Obligors and the Bank and their respective successors and assigns, except that no Obligor may assign, transfer or convey any of Documents or its rights thereunder without the prior written consent of the Bank.

         8.07. Modification or Waiver. No modification or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Obligor shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         8.08. Cumulative Effect. Each and every right granted to the Bank hereunder and under the other Loan Documents, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

         8.09. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

                  [remainder of page left intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date above first written.


                               CENTRAL CPVC CORPORATION


                                       By: /s/ Albert T. Sabol
                                          --------------------------------
                                                Name:   Albert T. Sabol
                                                Title:  Executive Vice President


                               CENTRAL SPRINKLER CORPORATION


                                       By: /s/ Albert T. Sabol
                                           -------------------------------
                                                Name:  Albert T. Sabol
                                                Title: Executive Vice President


                               CENTRAL SPRINKLER COMPANY


                                       By: /s/ Albert T. Sabol
                                           -------------------------------
                                                Name:  Albert T. Sabol
                                                Title: Executive Vice President


                               CENTRAL CASTINGS CORPORATION


                                       By: /s/ Albert T. Sabol
                                           -------------------------------
                                                Name:  Albert T. Sabol
                                                Title: Executive Vice President


                               BROWN BROTHERS HARRIMAN & CO.


                                       By: /s/ Thomas J. Saunders
                                           --------------------------------
                                                Thomas J. Saunders
                                                Deputy Manager

                                 TERM LOAN NOTE

$7,500,000                                                          May 30, 1997

         FOR VALUE RECEIVED, the undersigned, CENTRAL CPVC CORPORATION, an Alabama corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of BROWN BROTHERS HARRIMAN & CO. (the "Bank") (i) the principal sum of $7,500,000 as provided in the Loan Agreement (as hereinafter defined), (ii) interest on the outstanding principal balance of this Note from the date of this Note, as provided in Section 2.02 of the Loan Agreement (as hereinafter defined) and
(iii) if required pursuant to Section 2.06 of the Loan Agreement, interest at the Default Rate on the unpaid principal balance of this Note, any other amounts owing under the Loan Agreement, and (to the extent permitted by law) on any overdue installment of interest. Payments of the principal of and interest on this Note shall be made in lawful money of the United States of America, in immediately available funds, and in the manner and at the place provided in
Section 2.09 of the Loan Agreement.

         This Note is the "Note" referred to in, and is entitled to the benefits of, the term loan agreement, dated of even date herewith, among the Borrower and the Bank (said term loan agreement, as it may be hereafter amended, renewed or extended, is herein referred to as the "Loan Agreement"). Reference is made to the Loan Agreement for a statement of such benefits. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

         This Note shall be governed by the laws of the Commonwealth of Pennsylvania.

                                        CENTRAL CPVC CORPORATION


                                        By: /s/ Albert T. Sabol
                                            -------------------------------
                                                 Name:  Albert T. Sabol
                                                 Title: Executive Vice President

                             SCHEDULE 4.09 (1 OF 2)




                               Loss Contingencies
                               ------------------



In October 1996, the Company recorded an unusual non-recurring charge to the income statement. Discussion is presented on Schedule 6.6 Contingencies. Disclosure was made in the SEC Form 10-Q dated July 31, 1996.







5-13

                             SCHEDULE 4.09 (2 OF 2)




                           15. Commitments and Contingent Liabilities:


                           Unusual Non-Recurring Omega[TM] Charge

                           The Company has become aware of installation problems in certain steel pipe systems utilizing Omega[TM] sprinklers. The addition of stop-leak products or the presence of excessive hydrocarbons has been found in certain circumstances to impair the operation of such sprinklers. In order to assess the extent of the problems, the Company has strongly recommended that a sampling of Omega[TM] sprinklers from each such installed system be returned to the Company for testing. Based on the results of the tests, the Company will review each situation with the building owner and develop an appropriate action plan, as needed.

                           The Company did not install such sprinklers and installation of the sprinklers is the responsibility of the building owner. However, the Company's primary concern is to offer the finest possible fire protection to building owners while working within its sales and warranty policy to maintain customer goodwill. In the fourth quarter of 1996, the Company recorded an unusual non-recurring charge in cost of sales of $3,750 ($2,362 net of tax or $.72 per share) for the estimated costs to be incurred by the Company for this program. The Company will continue to monitor the results of the tests and costs incurred.

                                  SCHEDULE 5.09

                                      Liens

                                  -------------

All items disclosed in the January 31, 1997 financial statements included with Form 10-Q and the notes thereto and October 31, 1996 financial statements included with Form 10-K and the notes thereto, as well as the following (certain of which may be included in such financial statements and notes).



      Company:
      -------

1.    Mortgage Lien - CoreStates     Security Interest on
                                     451 North Cannon Avenue
                                     Lansdale, PA

2.    All Warehouse Leases - lien upon property held at warehouse

3.    All Auto Leases - lien upon autos under lease

4.    All Auto Loans - lien upon autos subject to loan

5. Lien of First Union National Bank ("First Union") in and to any property, credits, securities or monies in the possession of First Union from time to time, as provided in Section 6.02 of the Term Loan Agreement.

6.    Mortgage Lien - CoreStates     Security Interest on
                                     90 North Towamencin Street
                                     Lansdale, PA

7.    Cannon Financial Services - lien upon one copier under lease

      Central CPVC Corporation:
      -------------------------

*1.    Mortgage Lien - CoreStates     Security Interest on
                                     245 Swancott Road
                                     Huntsville, AL

     *(to be terminated promptly following repayment from the proceeds of the Brown Brothers term loan)

5-12

                                  SCHEDULE 5.10

                                  Indebtedness
                                  ------------


All items disclosed in the January 31, 1997 financial statements included with Form 10-Q and the notes thereto and October 31, 1996 financial statements included with Form 10-K and the notes thereto, as well as the following (certain of which may be included in such financial statements and notes).

    Company                                          5-28-97          Maturity
    Limit         Description      Lender            Balance          Date
    -----         -----------      ------            -------          ----

 1. $25,000,000   Line of Credit   CoreStates        $24,364,000      on going
 2.  10,000,000   Line of Credit   First Union        10,000,000      on going
 3.   5,000,000   Line of Credit   Brown Brothers     5,0000,000      on going
 4.   5,000,000   Term Note        CoreStates            500,000      07-01-97
 5.   7,275,000   Term Note        Central ESOP        6,817,000      10-31-07
 6.   1,100,000   Mortgage Loan    CoreStates            354,336      02-01-02
 7.  10,000,000   Term Loan        First Union         6,916,666      04-01-04
 8.  10,000,000   Term Loan        CoreStates          7,000,000      03-01-04
 9.     688,000   Mortgage Loan    CoreStates            642,133      08-01-06
 10. 11,000,000   L/C - IRB        F. Union/CoreSt.   10,450,000      11-01-15

 Central CPVC Corp.
 ------------------
*1.  $3,500,000   Demand Note      CoreStates         $3,500,000      Demand

 Spraysafe Ltd:
 --------------
 1.  $4,223,700   Line of Credit   Nat'l Westminster   2,181,100      on going
 2.   1,110,000   Term Note         "       "            995,300      7 years




5-8-1
* (to be repaid with the proceeds of the Brown Brothers term loan)

                                  SCHEDULE 5.11

                                   Guarantees
                                   ----------


All items disclosed in the January 31, 1997 financial statements included with Form 10-Q and the notes thereto and October 31, 1996 financial statements included with Form 10-K and the notes thereto, as well as the following (certain of which may be included in such financial statements and notes).

      Company                                       Obligation         Maturity
      Limit      Beneficiary         Balance        Guaranteed         Date
      -----      -----------         -------        ----------         ----

1.    $16,411    Yong An Valve       16,411         Letter of Credit   5-30-97
2.     25,400    Bldrs United Corp.  25,400         Letter of Credit   6-1-97
3.     29,707    FuSan Machinery     29,707                -           6-15-97

Corp. and Castings
------------------

1. All debt of Spraysafe, Company, Central Castings, Central CPVC as well as Warehouse Leases, Auto Leases of subsidiaries.





5-8-2